Exhibit 99.1

For Immediate Release	Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com
AutoNation Reports 2008 First Quarter
Results of Operations
     FORT LAUDERDALE, Fla. (April 24, 2008) —AutoNation, Inc. (NYSE: AN), America’s largest automotive retailer, today reported 2008 first quarter net income from continuing operations of $56 million or $0.31 per share, compared to year-ago net income from continuing operations of $83 million or $0.39 per share. Results for the first quarter of 2008 reflected a decline in vehicle retail sales, especially in AutoNation’s key markets in California, Florida, Nevada and Arizona where the housing crisis has significantly impacted the automotive retail business. First quarter 2008 results also were impacted by lower gross profit per new and used vehicle sold, partially offset by continued share repurchases. Prior year results benefited from favorable tax adjustments of $0.02 per share.
     First quarter 2008 revenue totaled $4.0 billion, compared to $4.3 billion in the year-ago period, driven primarily by lower vehicle sales. In the first quarter, industry new vehicle U.S. retail sales declined approximately 11%, according to CNW Research. AutoNation new vehicle unit sales declined 8%. Industry new vehicle retail sales for California, Florida, Nevada and Arizona were off approximately 15% compared to last year, based on CNW Research data. AutoNation’s decline for new vehicle unit sales in those markets was 11%. Together, California, Florida, Nevada and Arizona represent approximately 60% of the Company’s new vehicle business and approximately 25% of the industry retail new vehicles sold in the U.S.
     Commenting on the first quarter, Mike Jackson, Chairman and Chief Executive Officer, said, “In the first quarter we continued to experience a challenging economic environment for new vehicle sales, particularly in our key markets of California, Florida, Nevada and Arizona where the housing crisis has clearly impacted overall economic activity and consumer demand for new vehicles.” Mr. Jackson also noted, “We expect to continue to see a challenging automotive retail market as long as the current economic difficulties persist. However, AutoNation continues to have confidence in the long-term health of California, Florida, Nevada and Arizona.”

     The first quarter conference call may be accessed at 11:00 a.m. Eastern Time today by phone at 888-769-8515 or via the Internet (audio webcast) at http://www.AutoNation.com by clicking on the “About Us” link then clicking on “Investors” and then “Webcasts.” A playback of the conference call will be available after 2:30 p.m. Eastern Time April 24, 2008 through May 1, 2008 by calling 800-463-4964.
About AutoNation, Inc.
AutoNation, Inc., headquartered in Fort Lauderdale, Fla., is America’s largest automotive retailer. AutoNation owns and operates 321 new vehicle franchises in 15 states. For additional information, please visit http://corp.AutoNation.com or www.AutoNation.com, where more than 80,000 vehicles are available for sale along with AutoNation’s E-Vehicle program.
FORWARD LOOKING STATEMENTS
Certain statements and information included in this release constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. Additional discussion of factors that could cause actual results to differ materially from management’s projections, estimates and expectations is contained in the Company’s SEC filings. The Company undertakes no duty to update its forward-looking statements, including its long-term growth targets.
NON-GAAP FINANCIAL MEASURES
The attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, such as net income and diluted earnings per share from continuing operations, adjusted to exclude certain items disclosed in the attached financial tables. As required by SEC rules, the Company has provided reconciliations of these measures to the most directly comparable GAAP measures, which are set forth in the attachments to this release. The Company believes that each of the foregoing non-GAAP financial measures improves the transparency of the Company’s disclosure, provides a meaningful presentation of the Company’s results from its core business operations excluding the impact of items not related to the Company’s ongoing core business operations, and improves the period-to-period comparability of the Company’s results from its core business operations.

AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
($ in millions, except per share data)

	Three Months Ended March 31,
	2008	2007
Revenue:
New vehicle	$2,198.8	$2,423.5
Used vehicle	983.4	1,068.3
Parts and service	654.6	644.7
Finance and insurance, net	145.0	146.3
Other	17.6	17.1

Total revenue	3,999.4	4,299.9

Cost of sales:
New vehicle	2,052.8	2,246.6
Used vehicle	899.3	965.5
Parts and service	370.6	363.3
Other	7.5	6.7

Total cost of sales	3,330.2	3,582.1

Gross profit	669.2	717.8

Selling, general and administrative expenses	498.3	511.2
Depreciation and amortization	23.5	20.9
Other expenses (income), net	0.3	—

Operating income	147.1	185.7

Floorplan interest expense	(25.3)	(31.7)
Other interest expense	(26.8)	(26.4)
Interest income	0.5	0.9
Other gains (losses), net	(1.8)	0.1

Income from continuing operations before income taxes	93.7	128.6

Provision for income taxes	38.0	46.1

Net income from continuing operations	55.7	82.5

Loss from discontinued operations, net of income taxes	(5.0)	(4.9)

Net income	$50.7	$77.6

Diluted earnings (loss) per share:
Continuing operations	$0.31	$0.39
Discontinued operations	$(0.03)	$(0.02)

Net income	$0.28	$0.37

Weighted average common shares outstanding	180.6	210.7

Common shares outstanding, net of treasury stock, at March 31	178.5	209.7

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended March 31,
	2008	2007	$ Variance	% Variance
Revenue:
New vehicle	$2,198.8	$2,423.5	$(224.7)	(9.3)

Retail used vehicle	816.7	862.2	(45.5)	(5.3)
Wholesale	166.7	206.1	(39.4)	(19.1)

Used vehicle	983.4	1,068.3	(84.9)	(7.9)

Parts and service	654.6	644.7	9.9	1.5
Finance and insurance, net	145.0	146.3	(1.3)	(0.9)
Other	17.6	17.1	0.5

Total revenue	$3,999.4	$4,299.9	$(300.5)	(7.0)

Gross profit:
New vehicle	$146.0	$176.9	$(30.9)	(17.5)

Retail used vehicle	84.5	100.0	(15.5)	(15.5)
Wholesale	(0.4)	2.8	(3.2)

Used vehicle	84.1	102.8	(18.7)	(18.2)

Parts and service	284.0	281.4	2.6	0.9
Finance and insurance	145.0	146.3	(1.3)	(0.9)
Other	10.1	10.4	(0.3)

Total gross profit	669.2	717.8	(48.6)	(6.8)

Selling, general and administrative expenses	498.3	511.2	12.9	2.5

Depreciation and amortization	23.5	20.9	(2.6)
Other expenses (income), net	0.3	—	(0.3)

Operating income	147.1	185.7	(38.6)	(20.8)

Floorplan interest expense	(25.3)	(31.7)	6.4
Other interest expense	(26.8)	(26.4)	(0.4)
Interest income	0.5	0.9	(0.4)
Other gains (losses), net	(1.8)	0.1	(1.9)

Income from continuing operations before income taxes	$93.7	$128.6	$(34.9)	(27.1)

Retail vehicle unit sales:
New	71,673	78,114	(6,441)	(8.2)
Used	50,863	52,889	(2,026)	(3.8)

	122,536	131,003	(8,467)	(6.5)

Revenue per vehicle retailed:
New	$30,678	$31,025	$(347)	(1.1)
Used	$16,057	$16,302	$(245)	(1.5)

Gross profit per vehicle retailed:
New	$2,037	$2,265	$(228)	(10.1)
Used	$1,661	$1,891	$(230)	(12.2)
Finance and insurance	$1,183	$1,117	$66	5.9

Operating Percentages	Three Months Ended March 31,
	% 2008	% 2007
Revenue mix percentages:
New vehicle	55.0	56.4
Used vehicle	24.6	24.8
Parts and service	16.4	15.0
Finance and insurance, net	3.6	3.4
Other	0.4	0.4

	100.0	100.0

Gross profit mix percentages:
New vehicle	21.8	24.6
Used vehicle	12.6	14.3
Parts and service	42.4	39.2
Finance and insurance	21.7	20.4
Other	1.5	1.5

	100.0	100.0

Operating items as a percentage of revenue:
Gross profit:
New vehicle	6.6	7.3
Used vehicle — retail	10.3	11.6
Parts and service	43.4	43.6
Total	16.7	16.7
Selling, general and administrative expenses	12.5	11.9
Operating income	3.7	4.3
Operating items as a percentage of total gross profit:
Selling, general and administrative expenses	74.5	71.2
Operating income	22.0	25.9

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Capital Expenditures / Stock Repurchases	Three Months Ended March 31,
	2008	2007
Capital expenditures	$23.5	$42.3

Acquisitions	$29.4	$—

Proceeds from exercises of stock options	$1.0	$76.1

Stock repurchases:

Aggregate purchase price	$27.8	$50.3

Shares repurchased (in millions)	1.9	2.3

Floorplan Assistance and Expense	Three Months Ended March 31,
	2008	2007	Variance
Floorplan assistance earned (included in cost of sales)	$21.0	$24.1	$(3.1)
Floorplan interest expense	(25.3)	(31.7)	6.4

Net inventory carrying cost	$(4.3)	$(7.6)	$3.3

Balance Sheet and Other Highlights
	March 31, 2008	December 31, 2007	March 31, 2007
Cash and cash equivalents	$34.4	$33.0	$44.1
Inventory	$2,377.1	$2,285.6	$2,191.8
Total floorplan notes payable	$2,200.3	$2,143.7	$1,990.8
Non-vehicle debt	$1,698.6	$1,775.8	$1,374.5
Equity	$3,501.0	$3,473.5	$3,830.7

New days supply (industry standard of selling days, including fleet)	57 days	52 days	52 days

Used days supply (trailing 30 days)	40 days	44 days	38 days

Brand Mix - New Vehicle Revenue %
	Three Months Ended March 31,
	% 2008	% 2007
Detroit 3:
Ford, Lincoln-Mercury	13.8	14.7
Chevrolet, Pontiac, Buick, Cadillac, GMC	13.0	13.8
Chrysler, Jeep, Dodge	6.2	6.6

Detroit 3 total	33.0	35.1

Import Premium Luxury:
Mercedes	11.9	12.2
BMW	6.4	6.1
Lexus	4.1	4.0
Other premium luxury (Land Rover, Porsche)	2.8	3.0

Premium Luxury total	25.2	25.3

Volume Imports:
Honda	9.6	9.1
Toyota	16.2	14.8
Nissan	10.0	9.7
Other imports	6.0	6.0

Import total	41.8	39.6

	100.0	100.0

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations*
	Three Months Ended March 31,
	Net Income		Diluted Earnings Per Share
	2008	2007	2008	2007
As reported	$50.7	$77.6	$0.28	$0.37
Discontinued operations, net of income taxes	5.0	4.9	$0.03	$0.02

From continuing operations, as reported	55.7	82.5	$0.31	$0.39
Income tax adjustments	—	(5.1)	$—	$(0.02)

Adjusted	$55.7	$77.4	$0.31	$0.37

*	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.

Business Assumptions Impacting Long-term Average EPS Growth Target of 10% to 12% Per Year:

U.S. light vehicle annual unit sales	assumes recovery in key markets

Continued opportunistic redeployment of cash flow	share repurchase, capital expenditures and acquisitions

Targeted return on incremental invested capital	approximately 15% after-tax

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended March 31,
	2008	2007	$ Variance	% Variance
Revenue:
New vehicle	$2,188.2	$2,423.5	$(235.3)	(9.7)
Retail used vehicle	811.7	862.2	(50.5)	(5.9)
Wholesale	165.1	205.5	(40.4)	(19.7)

Used vehicle	976.8	1,067.7	(90.9)	(8.5)
Parts and service	649.9	644.7	5.2	0.8
Finance and insurance, net	144.4	146.3	(1.9)	(1.3)
Other	6.5	7.0	(0.5)	(7.1)

Total revenue	$3,965.8	$4,289.2	$(323.4)	(7.5)

Gross profit:
New vehicle	$145.1	$176.8	$(31.7)	(17.9)
Retail used vehicle	83.9	100.0	(16.1)	(16.1)
Wholesale	(0.8)	2.3	(3.1)

Used vehicle	83.1	102.3	(19.2)	(18.8)
Parts and service	281.4	280.8	0.6	0.2
Finance and insurance	144.4	146.3	(1.9)	(1.3)
Other	6.4	6.7	(0.3)

Total gross profit	$660.4	$712.9	$(52.5)	(7.4)

Retail vehicle unit sales:
New	71,395	78,114	(6,719)	(8.6)
Used	50,616	52,889	(2,273)	(4.3)

	122,011	131,003	(8,992)	(6.9)

Revenue per vehicle retailed:
New	$30,649	$31,025	$(376)	(1.2)
Used	$16,036	$16,302	$(266)	(1.6)

Gross profit per vehicle retailed:
New	$2,032	$2,263	$(231)	(10.2)
Used	$1,658	$1,891	$(233)	(12.3)
Finance and insurance	$1,183	$1,117	$66	5.9

Operating Percentages	Three Months Ended March 31,
	% 2008	% 2007
Revenue mix percentages:
New vehicle	55.2	56.5
Used vehicle	24.6	24.9
Parts and service	16.4	15.0
Finance and insurance, net	3.6	3.4
Other	0.2	0.2

	100.0	100.0

Gross profit mix percentages:
New vehicle	22.0	24.8
Used vehicle	12.6	14.3
Parts and service	42.6	39.4
Finance and insurance	21.9	20.5
Other	0.9	1.0

	100.0	100.0

Operating items as a percentage of revenue:
Gross Profit:
New vehicle	6.6	7.3
Used vehicle — retail	10.3	11.6
Parts and service	43.3	43.6
Total	16.7	16.6